                                                                   EXHIBIT 10(e)


                               TRANSFER AGREEMENT

     Agreement made November 15, 1999, between Recycling Centers of America, Inc., a Colorado corporation, hereinafter called "RCAI" and Steve Madsen of 11718 South Brisbane Drive, Sandy, Utah, and John D. Ewing of 7339 Shoreham Place, Castle Rock, Colorado, hereinafter called "Sellers."

     1. Effective November 15, 1999. The Sellers hereby assign and transfer to RCAI all of their rights, duties, and obligations under that certain Agreement dated December __, 1999, between Sellers and Brody Special Projects Company ("Agreement"). RCAI hereby agrees to assume all duties and obligations of the Sellers under the Agreement, and agrees to indemnify and hold Sellers harmless from all payment obligations described in paragraphs 1 and 2 of the Agreement. All accounts receivable, contract rights, and other benefits and obligations arising from transactions effected by Sellers with any of the assets, tangible or intangible, acquired by Sellers under the Agreement. Prior to December 14, 1999, shall be assigned and delivered to RCAI on December 14, 1999 except as noted as follows; net fees from PallSep pilot work at West Food Farms, Safeway, Dairy Farmers of America, Pepsi Cola General Bottlets and Leprino Foods will pass directly to Steve and John. Assignment is made with all assets in as is condition without representation or warranty of any kind. RCAI acknowledges the need for consent from New Logic International and Pall Corporation for transfer of OEM agreements.

     2. In consideration of the assignment provided for in paragraph 1, above, RCAI shall issue and pay to the Sellers the following:

     (a) RCAI shall issue stock options in the amount of 50,000 shares each, to Steve Madsen and John Ewing. Said options shall be exercisable for a term of 5 years from the date of this agreement, at an exercise price of $0.40 per share. Provisions for these options shall be similar to the option conditions provided in the employment agreements for Steve and John.

     (b) RCAI shall issue stock options in the amount of 200,000 shares each, at an exercise price of $0.40 per share, to Steve Madsen and John Ewing. Said options are to be performance based and will be issued in 50,000 share lots for each $4,000,000 of gross sales accomplished by the membrane filtration division of RCAI. This provision will be in force for 5 years from the date of this agreement and will be subject to option conditions similar to those provided in the employment agreements for Steve and John.

     (c) RCAI agrees to pay Steve Madsen the sum of $36,800 over a six-month period in six equal increments of $6,133 beginning January 15, 2000 and on the 15th of each subsequent month until the full sum is paid.

     3. On or before January 30, 2000, RCAI shall appoint John Ewing to the board of RCAI.


/s/  BRUCE SELK                              /s/  STEVE MADSEN
-------------------------------              -------------------------------
Bruce Selk/CEO RCAI                          Steve Madsen


                                              /s/  JOHN EWING
                                              -------------------------------
                                              John Ewing

                                   AGREEMENT


December 23, 1999

In consideration for transferring the agreements between John Ewing and Steve Madsen with Brody Special Projects Company, Recycling Centers of America, Inc. agrees to assume the obligations of the Promissory Note dated December 30, 1999 from Brody Special Projects.


                                /s/  BRUCE SELK
                         ------------------------------
                                Bruce Selk, CEO
                          Recycling Centers of America
                                4374 Imerial Way
                               Provo, Utah 84604

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is made and entered into as of January __, 2000, by and among Steve Madsen and John D. Ewing (collectively the "Purchaser"); Brody Special Projects Company, a Utah Corporation ("Seller"); and Lehman, Jensen & Donahue, L.C., as escrow agent (the "Escrow Agent").

                                    RECITALS

     WHEREAS, the Purchaser and the Sellers have entered into the Agreement dated December __, 1999, ("Purchase Agreement") pursuant to which the Purchaser agreed to purchase from Seller; certain assets of seller used in the business of marketing, selling and leasing V-Sep and Pall-Sep systems, including contract rights to market such systems; and

     WHEREAS, Seller has agreed to deposit certain assets into escrow under the terms and conditions set forth herein pending payment of the purchase price for the assets in accordance with the Purchase Agreement;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

     SECTION 1. Escrow Deposit.

          (a) The Escrow Agent acknowledges receipt of a written assignment from Seller to Purchaser of the OEM Agreement between Seller and Pall Filtron, Inc., signed by Pall Filtron, Inc., on July 9, 1999, together with the written consent to assignment from Pall Filtron, Inc. ("Pall Assignment"), and a written assignment/termination from Seller to Purchaser of the OEM Agreement between Seller and New Logic International, Inc., dated November 5, 1998 ("New Logic Assignment") and hereby confirms that the Pall Assignment and New Logic Assignment (collectively the "Escrow") will be held by the Escrow Agent pursuant to Section 3 of this Agreement.

          (b) The Escrow Agent agrees to hold, administer and disburse the Escrow, pursuant to the terms of this Agreement.

     SECTION 2. Rights, Duties and Immunities. (a) Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

               (i) The Escrow Agent undertakes to perform such duties and only such duties as are expressly set forth herein; the Escrow Agent shall not be liable.

     except for the performance of such duties and obligations as are expressly set forth herein; and the Escrow Agent shall not be deemed to have any knowledge of or responsibility for the terms of any other agreement between or among the Sellers, Sellers' Representative, the Purchaser or any other party, including, without limitation, the Purchase Agreement.

          (ii) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the Sellers, the Sellers' Representative, the Purchaser or any third party, to deliver moneys to the Escrow Agent or otherwise to honor any of the provisions of this Agreement, the Purchase Agreement or any other agreement.

          (iii) Purchaser shall, within ten (10) days following demand, reimburse and indemnify the Escrow Agent for, and hold it harmless from and against, any loss, liability or expense, including but not limited to reasonable counsel fees, arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Agreement, except for losses, liabilities and expenses caused by the willful misconduct or gross negligence of the Escrow Agent. Such costs of indemnification shall be borne the Purchaser. The provisions of this
     Section 2(a)(iii) shall survive any termination of this Agreement.

          (iv) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith to have been signed or presented by the proper party or parties as provided pursuant to this Agreement.

          (v) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence.

          (vi) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

          (vii) The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it.

     (b) If a controversy or dispute arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow or any portion thereof or as to any other matter arising out of or relating to the Escrow or this Agreement, the Escrow Agent shall, in its sole discretion, have the right to (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of such controversy or dispute, provided, however, in no event shall the Escrow Agent commence any interpleader or similar action or proceeding if it shall have received written notice that such controversy or dispute shall have been settled pursuant to a written agreement among the parties to such controversy or dispute or by a final judgment of a court of competent jurisdiction, not subject to further appeal; and provided, further, that notwithstanding the commencement of interpleader or similar actions or proceedings, resolution of the underlying dispute between Purchaser and Sellers as to payment of the Escrow shall be made in accordance with the Purchase Agreement.

          (c) The Escrow Agent shall also be entitled to reimbursement of any other reasonable fees and expenses, including out-of-pocket costs and expenses and reasonable attorney's fees incurred by the Escrow Agent hereunder. The Purchaser shall be responsible for all of such fees and expenses.

     SECTION 3. Release of Escrow. The Escrow Agent shall disburse the Escrow as follows:

          (a) If each of the cash payments are made from Purchaser to Seller under paragraph 2.A. of the Purchase Agreement, then upon the final payment the Escrow Agent shall deliver to the Purchaser all of the Escrow. Each such cash payment shall be deposited with the Escrow Agent not less than 10 days prior to the due date under the Purchase Agreement and shall be paid by Escrow Agent to Seller on or before the due date through a check drawn on the Escrow Agent's trust account payable to Seller and delivered to the office of Thomas R. Blonquist at 40 S. 600 East, Salt Lake City, Utah 84102.

          (b) If any of the cash payments are not made by Purchaser to Seller under paragraph 2.A. of the Purchase Agreement by the date specified therein, then upon such default the Escrow Agent shall deliver to the Seller all of the Escrow.

          (c) The Escrow Agent shall, in addition, disburse the Escrow in accordance with any joint written instructions of the Purchaser and the Seller received by the Escrow Agent.

     SECTION 4. Termination of Escrow Agreement. This Agreement shall terminate upon the distribution of all of the Escrow held by the Escrow Agent in accordance with the provisions hereof.

     SECTION 5. Successor Escrow Agent

          (a) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow to any successor escrow agent jointly designated in writing by the Purchaser and the Seller or to the court in connection with an interpleader or similar action brought pursuant to Section 2(b) above, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day which is 30 days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto. In the event that a successor escrow agent has not been appointed at the expiration of such 30-day period, the Escrow Agent's sole responsibility hereunder shall be the safekeeping of the Escrow and to disburse such Escrow in accordance with either the instructions signed by the Purchaser and the Seller or the order of any court of competent jurisdiction.

          (b) If the Escrow Agent receives a written notice signed by the Seller and the Purchaser stating that they have selected another escrow agent, the Escrow Agent shall deliver the Escrow to the successor escrow agent named in the aforesaid notice within 10 days of its receipt of such notice.

     SECTION 6. Governing Law. Subject to the provisions of Section 2(b) hereof, the Agreement shall be construed under and governed by and enforced in accordance with the laws of the State of Utah.

     SECTION 7. Notice. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally:

     If to the Escrow Agent:       Lehman, Jensen & Donahue, L.C.
                                   8 East Broadway, Suite 620
                                   Salt Lake City, UT 84111
                                   Attention: Mark Lehman

     If to Purchaser:              Steve Madsen
                                   11718 South Brisbane Drive
                                   Sandy, UT 8409__

     If to the Seller:             Brody Special Projects Company
                                   c/o Thomas R. Blonquist
                                   40 South 600 East
                                   Salt Lake City, UT 84102

or to such other address of which the addressee shall have notified the sender in writing. Notices delivered personally shall be effective upon delivery. Notices delivered by overnight mail shall be effective one day following the date deposited with the overnight mail service. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or three days following the date deposited in the U.S. mail, whichever is earlier.

     SECTION 8. Headings. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph.

     SECTION 9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be deemed to be an original and all of which together constitute one and the same agreement. Facsimile signatures on this Agreement shall be deemed original signatures.

     SECTION 10. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party intended to be bound thereby.

     SECTION 11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

     SECTION 12. Joint Instructions. Notwithstanding any provision contained herein to the contrary, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow as shall be directed in writing by both the Purchaser and Seller.

     SECTION 13. Conflict Waiver. Seller and Purchaser are advised that the Escrow Agent has represented the Purchaser in connection with this transaction, and that the performance by the Escrow Agent of its duties hereunder may give rise to a conflict of interest. The Escrow Agent may perform its duties hereunder calling for the delivery of the Escrow to the Purchaser contrary to the wishes of the Seller or act in some other way that the Seller considers contrary to its interest, and the Escrow Agent may perform its duties hereunder calling for the delivery of Escrow to the Seller contrary to the wishes of the Purchaser or act in some other way that the Purchaser considers contrary to its interest. Each of the Seller and Purchaser waive such conflicts, consent to the Escrow Agent acting under this Agreement and representing the Purchaser in the transactions contemplated by the Purchase Agreement, and release and hold the Purchaser in the transactions contemplated by the Purchase Agreement, and release and hold the Escrow Agent harmless from and against any claim that the Purchaser or Seller may have against the Escrow Agent on the basis of the performance of its duties under this Agreement, except the Escrow Agent's willful misconduct or gross negligence.

      IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.


BRODY SPECIAL PROJECTS COMPANY            PURCHASERS

By: /s/ [SIGNATURE ILLEGIBLE]             By: /s/ STEVE MADSEN
   -------------------------------           -------------------------------
   Name:                                     Steve Madsen
   Title:


LEHMAN, JENSEN & DONAHUE, L.C.


By:                                           /s/ JOHN D. EWING
   -------------------------------           -------------------------------
   Name: Mark E. Lehman                      John D. Ewing
   Title: Managing Member

                                   AGREEMENT

     AGREEMENT made December __, 1999, between Brody Special Projects Company, a Utah corporation, hereinafter called "Brody" and Steven Madsen of 11718 South Brisbane Drive, Sandy Utah, and John D. Ewing of 7339 Shoreham Place, Castlerock Colorado, hereinafter called "Buyers".

     WHEREAS, the parties have reached an understanding with regard to the sale by Brody and the purchase by Buyers of (a) certain assets of Brody and the purchase by Buyers of (a) certain assets of Brody, which are utilized in the business of marketing, selling and leasing V-Sep and Pall-Sep systems and (b) the right to market, sell and lease V-Sep and Pall-Sep units under Brody's OEM agreements with New Logic International and Pall Filtron, Inc.

     IT IS THEREFORE AGREED:

     1. Sale of Assets and Projects. Brody and Buyers agree that, at the closing, Brody will sell, transfer and deliver to Buyers, for the consideration hereinafter provided, all of the assets set forth on Exhibit "A" attached hereto and the projects developed by Brody over the past eighteen months listed at Exhibit "B" attached hereto, "Brody's projects" herein. Such sale shall be made free and clear of all liabilities, obligations, security interests and incumbrances, except only those liabilities and obligations which are to be assumed by Buyers as hereinafter provided. Subject to the terms of this agreement and in reliance upon the representations and warranties of Brody contained herein, the Buyers shall purchase said assets and Brody's projects and, in full consideration therefor, pay Brody $300,000 cash, as described at paragraph 2.A. below, and $300,000 out of future sales, as described at paragraph 2.B. below, and Buyers agree to pay or discharge Brody's liabilities and obligations only to the extent provided at paragraph 6 below.

     2.   Payment of Purchase Price.

          A. The $300,000 cash purchase price for the assets set forth at Exhibit "A" and Brody's projects shown on Exhibit "B" shall be paid to Brody as follows:

               $100,000 in cash or by certified check on the execution of this agreement, receipt of which is hereby acknowledged;

               $50,000 in cash or by certified check at closing hereinafter provided for and the balance at the rate of $50,000 on or before March 30, 2000, June 30, 2000, and September 30, 2000.

          B. The Buyers agree to pay commissions to Brody on each Pall-Sep or V-Sep unit sold from the projects listed in Exhibit "B" not to exceed a total of $300,000 over five years from the date of this agreement. The rate of commission will be 25% of net profit per unit or $6,250 per unit, whichever is greater. Buyers agree to use their best efforts relative to each Brody project.

     3.   Granting of Rights.

          A. As additional consideration for the receipt of the $300,000 described in paragraph 2.A. above, Brody agrees to grant to Buyers the right to market and sell V-Sep and Pall-Sep units under and pursuant to Brody's OEM Agreements with New Logic International, as to V-Sep units, and Pall Filtron, Inc., as to Pall-Sep units.

          B. Nothing in this agreement shall prohibit Buyers from negotiating OEM Agreements for themselves directly with New Logic International and/or Pall Filtron., Inc.

          C. Brody agrees to transfer its OEM agreements with New Logic International and Pall Filtron, Inc. to Buyers when all payments described in paragraph 2.A. above have been timely paid. The documents of transfer shall be placed with an escrow agent under mutually agreeably escrow instructions with the cost thereof to be borne by the Buyers.

          D. Brody agrees to not transfer or grant rights under the said OEM agreements to others so long as Buyers' payments under paragraph 2.A. above are current.

     4. Closing. The closing of the sale transaction shall take place at 40 South Sixth East, Salt Lake City Utah, at 11:00 a.m. on December 31, 1999. At the closing, Brody shall deliver to the Buyers a) good and sufficient instruments of transfer and conveyance as, in the option of Buyers, shall be effective to vest in the Buyers good and marketable title to the assets to be sold as provided in this agreement, b) transfer and conveyance of Brody's projects to Buyers and c) written approval by Pall Filtron, Inc. to the transfer of Brody's OEM Agreement to Buyers. The Buyers shall deliver to Brody a certified check or bank cashier check for $50,000 and execute and deliver to Brody an undertaking wherein the

Buyers shall assume and agree to pay or discharge the Brody's liabilities and obligations only to the extent provided in paragraph 5 below.

     5. Representations and Warranties of Brody. Brody represents and warrants as follows:

          A. Brody's Authority. The execution and delivery of this agreement to the Buyers and the sale of assets and granting of rights contemplated hereby have been authorized by Brody's Board of Directors and Brody has delivered to Buyers copies of the minutes of the meeting of its Board of Directors at which such authority was granted, such copies having been certified by the Company's secretary.

          B. Title to Properties. Brody has good and marketable title to all of the assets set forth on Exhibit "A" attached hereto, subject to no mortgage, pledge, lien, incumbrance, security interest or charge whatsoever, except the Pall equipment and the CAD software.

          C. Pilot Expenses. All pilot expenses incurred prior to November 1, 1999, shall be reimbursed to Brody by Buyers. Pilot tests conducted are set forth at Exhibit "C" attached hereto.

          D. Reliance. The foregoing representations and warranties are made by Brody with the knowledge and expectation that the Buyers are placing complete reliance thereupon.

     6. Buyers' Assumption of Liabilities. At the closing, the Buyers shall execute and deliver to Brody an undertaking wherein the Buyers shall assume and agree to pay or discharge the following:

          A. The liability owed to Pall Filtron in the sum of $204,000 for the Pall-Sep units and $2,700 for filter packs.

          B. The debt owed to Avatech Solutions of Colorado, Inc. in the sum of $4,899.36.

     7. Security. Brody's security for the receipt of $150,000 to be paid during the year 2000, see paragraph 2.A., shall be all or such part of the assets set forth at Exhibit "A" sufficient to cover the unpaid amount.

     8. Indemnification. Brody shall indemnify and hold harmless the Buyers against and in respect of all liabilities and obligations of or claims against all of the assets set forth in Exhibit "A" except the Pall equipment and the CAD software.

     9. Representations and Warranties of Buyers. Buyers represent and warrant as follows:

          A. Intent to Perform. The execution and delivery of this agreement constitutes evidence of Buyers' intent to comply with and perform each of their responsibilities and duties described herein.

          B. Back Salaries. Buyers waive any claim against Brody for salaries due them prior to the date this agreement bears.

     10. Benefit. This agreement shall be binding upon an inure to the benefit of the parties hereto and their legal representatives, successors and assigns, and this agreement is assignable by the Buyers without the prior written consent of Brody.

     IN WITNESS WHEREOF the parties have executed this agreement on the day and year first hereinabove written.


                                    Brody Special Projects Company

Attest:



/s/ COLLETTE JACOBSON               by  /s/ JON LIDDIARD
----------------------------           ----------------------------------
Secretary                              Jon Liddiard



/s/  STEVE MADSEN                       /s/  JOHN D. EWING
----------------------------        -------------------------------------
Steve Madsen                        John D. Ewing

                             1-Pall Industrial Unit
                                2-Pall Lab Units
                              1-NLI series L unit
                              1-NLI series P unit
                             NLI membrane inventory
                        Wet Chemistry Kit, Meters Probes
                             Barrel Heating system
                               Desk Top Computer
                              Lap Top Computer (2)
                                 Color Printer
                                   Fax/Copier
                                  MS software
                                Portable Printer
                                 Palm Pilot (2)
                                Cell Phones (2)
                                  Office Setup
                                 Digital Camera
                                  CAD Software
                                  Misc. office




                                  EXHIBIT "A"

Company                       Location                      Application
-------                       --------                      -----------
BP/Amoco                 Salt Lake City, Ut.           Boiler Feedwater
Compaq                   Salt Lake City, Ut.           Wastewater
Nestle                   Springville, Ut.              Blancher water
American Linen           Portland, Or.                 Wastewater
Oil ReRefining           Portland, Or.                 Process Stream
Borg Warner              Ithaca, NY                    Wastewater
Ralston Purina           Denver, Co.                   Wastewater
Colorado Gold            Denver, Co.                   Wastewater
Keebler                  Denver, Co.                   Wastewater
Bluffdale City           Bluffdale, Ut.                Drinking water
G&K Linen                Salt Lake City, Ut.           Wastewater
Con Agra                 Fort Morgan, Co.              Wastewater
Daisy Brand              Denver, Co.                   Wastewater
Safeway                  Denver, Co.                   Wastewater
Tyson Foods              Nashville, Tn.                Wastewater
Cargil                   Denver, Co.                   Wastewater
Jerome Cheese            Jerome, Id.                   Wastewater
Valtron                  Salt Lake City, Ut.           Wastewater
Environmental Eng.       Salt Lake City, Ut.           Snowbird Project
Frito Lay                Salt Lake City, Ut.           Wastewater
Camp Dressor McKee       Los Angeles, Ca.              Drinking Water
Commonwealth             Salt Lake City. Ut.           Africa Project
Dairygold                Caldwell, Ut.                 Wastewater
Pepsi                    Cleveland, Oh.                Wastewater
DFA                      Fort Morgan, Co.              Wastewater
Redi Foods               Burley, Id.                   Wastewater
Leprino Foods            Denver, Co.                   Wastewater
RCAI                     Provo, Ut.                    Light Environmental
Lithium Inc.             Magna, Ut.                    Lithium Separation


                                  EXHIBIT "B"

Company             Location                 Application
-------             --------                 -----------
Safeway             Denver, Co.              Wastewater

Dairygold           Caldwell, Id.            Wastewater

Pepsi               Cleveland, Oh.           Wastewater

DFA                 Fort Morgan, Co.         Wastewater

Lithium, Inc.       Magna, Ut.               Lithium Separation



                                  EXHIBIT "C"

                                PROMISSORY NOTE

                                                               December 30, 1999

     The undersigned, jointly and severally, promise to pay to the order of Brody Special Projects at 40 South 600 East in Salt Lake City, Utah, or at other places as the holder hereof may designate in writing, the sum of One hundred fifty thousand Dollars ($150,000.00), payable as follows:

     $50,000 on or before March 30, 2000
     $50,000 on or before June 30, 2000
     $50,000 on or before September 30, 2000

together both before and after judgment on the unpaid balance thereof from date until paid at the rate of ten per cent (10%) per annum.

     This note is secured by the personal property attached hereto as Exhibit
"A".

     Prepayment of this note with interest to date of payment may be made at any time without penalty.

     If the holder deemed itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned, jointly and severally, agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

     Presentment, demand, protest, notice of discharge and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.


Address:                                     /s/  STEVE MADSEN
11718 South Brisbane Drive                   --------------------------
Sandy, Utah                                  Steve Madsen


Address:                                     /s/  JOHN EWING
7339 Shoreham Place                          --------------------------
Castlerock, Colorado                         John Ewing

                                  BILL OF SALE
                 (With Warranties and Corporate Acknowledgment)


KNOW ALL MEN BY THESE PRESENTS:

     That Brody Special Projects Company, a Utah corporation, the SELLER, for and in consideration of Ten DOLLARS ($10.00) in hand paid by Steve Madsen and John D. Ewing, the BUYERS, the receipt whereof is hereby acknowledged, has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign and transfer unto said BUYERS, in an "as is" condition, that certain personal property listed in Exhibit "A" attached hereto.

     And the SELLER, upon the consideration recited above, warrants ownership of said property and the right to sell the same, subject to the indebtedness existing thereupon in the amounts described to BUYERS by SELLER.

     IN WITNESS WHEREOF, SELLER, by and through its president, Jon Liddiard, executes this document on this 13th day of December, 1999.



                                   Brody Special Projects Company

Attest:



by  /s/ [Signature Illegible]      by  /s/ Jon Liddiard
  ----------------------------       -----------------------------------
    Assistant Secretary                President

STATE OF UTAH        )
                     )  ss
COUNTY OF SALT LAKE  )

     On the 13th day of December, 1999, personally appeared before me Jon Liddiard and John Vigil who being duly sworn did say that Jon Liddiard is the president of Brody Special Projects Company and that the foregoing bill of sale was signed on behalf of said corporation by authority of a resolution of its Board of Directors and said Jon Liddiard and John Vigil each duly acknowledged to me that said corporation executed the same.

[SEAL]                                  /s/ DELMA O. SANDERS
                                        ---------------------------------------
                                        Notary Public
                                        Residing in Salt Lake County

                             1-Pall Industrial Unit

                                2-Pall Lab Units

                              1-NLI series L unit

                              1 NLI series P unit

                             NLI membrane inventory

                        Wet Chemistry Kit, Meters Probes

                             Barrel Heating system

                               Desk Top Computer

                              Lap Top Computer(2)

                                 Color Printer

                                   Fax/Copier

                                  MS software

                                Portable Printer

                                 Palm Pilot(2)

                                 Cell Phones(2)

                                  Office Setup

                                 Digital Camera

                                  CAD Software

                                  Misc. office



                                  EXHIBIT "A"

              Equipment Not Paid For by BSPC but assumed by Buyer.

Item                   Serial Number     Description
----                   -------------     -----------
      Amount
      ------
1. Pall Unit           PS10-98           Test Unit, Pump, Tank          $ 30,000
2. Pall Unit           PF139             Test unit only                 $ 14,000
3. Pall Unit           VM1749910         Industrial Unit, no stack      $160,000
4. Auto Cad            2000              CAD Software                   $  4,900
5. NLI Membrane        na                Stack DS-5DL                   $  1,997
                                                                        --------
                                               Total                    $210,897
                                                                        --------